EXHIBIT 23

The Board of Directors
FirstRock Bancorp, Inc.

We consent to the incorporation by reference to Form 8-K of First Financial Corporation dated March 7, 1995 of our report dated July 29, 1994, with respect to the consolidated statements of financial condition of FirstRock Bancorp, Inc. as of June 30, 1994 and 1993, and the related consolidated statements of earnings, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended June 30, 1994.


/s/ KPMG Peat Marwick LLP
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KPMG Peat Marwick LLP

Chicago, Illinois
March 7, 1995


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